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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                F O R M    8 - K

                       PURSUANT TO SECTION 13 or 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported) May 10, 1999 (May 4, 1999)



                           CNB FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


                         Commission file number 2-88511


     Pennsylvania                             25-1450605
     ------------                             ----------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

                              County National Bank
                             1 South Second Street
                                  P.O. Box 42
                         Clearfield, Pennsylvania 16830
                    (Address of principal executive offices)

       Registrant's telephone number, including area code, (814) 765-9621
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Item 5.  Other Events

    On May 4, 1999, CNB Financial Corporation's wholly-owned subsidiary County National Bank agreed to purchase four PNC Bank branch offices in north-western Pennsylvania. The agreement includes the acquisition of the related deposits, consumer loans, and certain commercial loans for the offices located in Bradford and Kane in McKean County, and Ridgway and Johnsonburg in Elk County. County National Bank will acquire approximately $113 million in deposits, $27 million in consumer and small business loans, along with related fixed assets, leases, and other agreements. The consideration to be paid by County National Bank will be $9.6 million for the deposits and the right to acquire, at book value, the loan portfolio and related assets of the offices. The transaction is subject to regulatory approval and is expected to be completed by September 30, 1999.


Item 7.  Financial Statements and Exhibits

    (a) Financial Statements:  None.

    (b) Exhibits:

          1 Press Release Announcing: County National Bank to Acquire Four Offices of PNC Bank.


SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   CNB Financial Corporation
                                         (Registrant)



May 10, 1999                       /s/ Joseph B. Bower, Jr.
                                   ------------------------
                                   Joseph B. Bower, Jr.
                                   Treasurer
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                           CNB Financial Corporation

                              Exhibits to Form 8-K

                   For the Current Report Dated May 10, 1999

                                 Exhibit Index


Exhibit                                              Method of
Number         Description                           Filing
-------        -----------                           ---------
1              Press Release Announcing              Filed
               County National Bank to               Herewith
               Acquire Four Offices of PNC Bank